UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 7, 2012

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	95-1528961
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

101 N. Sepulveda Blvd., El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Upon the commencement of Gary Tanner’s service as Executive Vice President and Chief Operations Officer of International Rectifier Corporation (the “Company”) on January 2, 2013, as described below, Michael Barrow will cease serving as the Company’s Chief Operations Officer and will begin service as the Company’s Executive Vice President GaN Technologies.

(c)           On December 7, 2012, the Board of Directors (the “Board”) of the Company appointed Gary Tanner to the position of Executive Vice President and Chief Operations Officer, effective January 2, 2013, reporting directly to the Company’s President and Chief Executive Officer.

Mr. Tanner, 60, served as Chief Executive Officer at Zarlink Semiconductor Inc. (“Zarlink”), from May 2011 to October 2011, when Zarlink was acquired by Microsemi Corporation in October 2011.  Prior to his role as Chief Executive Officer of Zarlink, from November 2009 to May 2011, Mr. Tanner served as Chief Operating Officer at that company.  Mr. Tanner joined Zarlink in August 2007 as Senior Vice President of Worldwide Operations via the acquisition of Legerity, Inc., where Mr. Tanner served as the Head of Operations. Before Zarlink, Mr. Tanner worked for nine years at Intel Corporation, where he held various positions managing domestic and international manufacturing operations.  Prior to Intel, Mr. Tanner held various management positions in fab operations at National Semiconductor, Texas Instruments and NCR.  Mr. Tanner is and has been since July 2012, a director of STATS ChipPAC Ltd.  Mr. Tanner has served since January 2012, and continues to serve, as a consultant to the Company, which consulting relationship will end at or prior to his commencement of employment with the Company described herein. Mr. Tanner holds a Bachelor of Science degree in Technical Management from Regis College.

On December 7, 2012, the Company and Mr. Tanner  entered into a letter agreement (the “Offer Letter”) and a change-in-control severance compensation agreement (the “Severance Agreement”).   The Offer Letter is filed as Exhibit 10.1 hereto and incorporated herein by reference and the Severance Agreement is filed as Exhibit 10.2 and incorporated herein by reference. The following summary of the Offer Letter and the Severance Agreement is not complete and is qualified in its entirety by reference to the actual agreements filed herewith.

Under the Offer Letter, Mr. Tanner is entitled to an annual base salary of $350,000 and a target annual incentive bonus opportunity equal to 70% of his base salary.

Under the Offer Letter, Company management has agreed to recommend to the Compensation Committee of the Board that Mr. Tanner be granted equity awards of (i) an option to purchase 100,000 shares of the Company’s common stock, and (ii) restricted stock units (“RSU’s) covering 15,000 shares of the Company’s common stock.    It is anticipated that such awards would be formally granted on the third business day following the filing with the US. Securities and Exchange Commission (“SEC”) of the Company’s next periodic report on Form 10-Q, with the awards scheduled to vest, subject to continued employment, in equal annual installments over three years from Mr. Tanner’s employment commencement date, and with the option awards having a maximum of a five year term commencing on the date of grant and being priced at the closing price of the Company’s common stock on the New York Stock Exchange on the grant date. All awards would be made under and subject to the terms and conditions of the Company’s 2011 Performance Incentive Plan (the “Plan”), and otherwise be subject to the Company’s standard option and RSU award agreement (and ancillary award documentation) for employee stock option and RSU awards, respectively, under the Plan.

Mr. Tanner will be eligible to participate in the Company’s standard executive relocation program for up to twenty four months following his employment commencement date and will receive additional benefits under that program of, among under things, (i) up to four months temporary living assistance not to exceed $3,000 per month, (ii) assistance and benefits with respect to the sale of his current residence, and assistance with the closing costs on the purchase of a new residence up to $30,000, and (iii) an increase in relocation benefits to compensate for certain tax liabilities associated therewith.  Mr. Tanner will be eligible for up to twenty nine days equivalent paid time off, and to participate in medical, dental, life insurance, 401(k) and other benefit plans as other senior executives in accordance with standard Company plans and practices.  Mr. Tanner’s employment with the Company is on an “at will” basis and can be terminated by the Company or Mr. Tanner for any reason at any time.

Mr. Tanner’s Severance Agreement provides in the event of a voluntary termination for “good reason,” as defined therein, or an involuntary termination other than for “cause,” as also defined therein, in each case following, or in specific contemplation of, a “change in control” of the Company, as defined and specified in the Severance Agreement, for (i) a payment of one times annual salary and target bonus, (ii) a prorated portion of Mr. Tanner’s target bonus for the fiscal year in which the termination occurred, (iii) reimbursement for certain outplacement services up to a maximum of $50,000, (iv) the acceleration of vesting of all unvested equity and stock option grants, and (v) continuation of COBRA benefits for up to eighteen months.   In order to receive such benefits, Mr. Tanner must agree to release the Company from all claims arising out of his employment relationship.

The Company additionally intends to enter into an indemnification agreement with Mr. Tanner upon his commencement of employment in substantially the form set forth and described in the Company’s current report on Form 8-K filed with the SEC on September 19, 2008, which is incorporated herein by reference.

The foregoing descriptions of the Offer Letter and Severance Agreement are not complete and are qualified in their entirety by reference to the actual Offer Letter and Severance Agreement, which are incorporated herein by reference.

Upon the commencement of Mr. Tanner’s service as Executive Vice President and Chief Operations Officer of the Company on January 2, 2013, Michael Barrow will cease serving as the Company’s Chief Operations Officer and will begin service as the Company’s Executive Vice President GaN Technologies. Mr. Barrow’s  current compensation arrangements entered into in his role as Chief Operations Officer and previously reported by the Company will be carried over unchanged into his role as Executive Vice President GaN Technologies.

Item 7.01.  Regulation FD Disclosure.

On December 10, 2012, the Company issued a press release announcing the appointment of Gary Tanner as Executive Vice President and Chief Operations Officer and the appointment of Michael Barrow as Executive Vice President GaN Technologies.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 of this report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Letter Agreement dated December 7, 2012, between International Rectifier Corporation (the “Company”) and Gary Tanner

10.2	Change-in-Control Severance Agreement dated December 7, 2012 between the Company and Gary Tanner

99.1	Press Release of the Company, dated December 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2012	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
Name: Timothy E. Bixler
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement dated December 7, 2012, between International Rectifier Corporation (the “Company”) and Gary Tanner

10.2	Change-in-Control Severance Agreement dated December 7, 2012, between the Company and Gary Tanner

99.1	Press Release of the Company, dated December 10, 2012